UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No.)

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

 (Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

NOTICE OF 2022 Annual MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 8, 2022

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

September 23, 2022

TO THE STOCKHOLDERS OF BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation (the “Company”, “we”, “our” or “us”), will be held on November 8, 2022 at 11:00 a.m. (New York time), for holders of common stock, par value $0.01 per share (“Common Stock”), and holders of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), of the Company. The Annual Meeting will be a virtual meeting conducted via live audio webcast that can be accessed by visiting https://edge.media-server.com/mmc/p/xcrhvavg. To participate in the live audio webcast, you can register by visiting https://register.vevent.com/register/BI7e6cdec85e9b461faf33f62f9f521e3e. Once registered, you will have two options to be placed into the call: (i) dial in using the dial-in number and the unique PIN provided upon your registration; or (ii) provide a call-back telephone number.

At the Annual Meeting, holders of Common Stock will be entitled to vote as a single class for:

•	The election of five directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualifies;
•	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	The transaction of such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

At the Annual Meeting, holders of Series A Preferred Stock will not be entitled to vote on any matter.

Pursuant to our charter, holders of Series A Preferred Stock are entitled to elect two directors (“Preferred Directors”) until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period. At a Special Meeting of holders of the Company’s Series A Preferred Stock held on November 10, 2017, which was adjourned until, and concluded on, December 11, 2017, Andrew Dakos and Phillip Goldstein were elected by the holders of Series A Preferred Stock to serve as directors on the board of directors (the “Board”). As holders of Series A Preferred Stock did not submit nominees for the Annual Meeting as provided in our Second Amended and Restated Bylaws of the Company, dated August 11, 2014 (the “Amended Bylaws”), Mr. Dakos and Mr. Goldstein will continue to serve on the Board as Preferred Directors until their successors are duly elected and qualify or, if earlier, until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears and dividends for the then-current period, in accordance with Maryland law, our charter and the Amended Bylaws.

The Board has fixed the close of business on September 13, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof. Only holders of Common Stock of record on September 13, 2022 may vote at the Annual Meeting on the foregoing matters. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 is enclosed.

Brookfield DTLA Holdings LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding shares of Common Stock. Please refer to the attached Information Statement, which forms a part of this Notice of Annual Meeting and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

By Order of the Board,

/s/ Michelle L. Campbell
Michelle L. Campbell, Secretary

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

250 VESEY STREET, 15TH FLOOR NEW YORK, NY 10281

INFORMATION STATEMENT

INFORMATION CONCERNING VOTING AT THE ANNUAL MEETING

General Information

This information statement (“Information Statement”) is being furnished by Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation (the “Company”, “we”, “our” or “us”), in connection with the Annual Meeting (the “Annual Meeting”) of stockholders of the Company being held on November 8, 2022 at 11:00 a.m. (New York time), for holders of common stock, par value $0.01 per share (“Common Stock”) and holders of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”) of the Company, and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a virtual meeting conducted via live audio webcast that can be accessed by visiting https://edge.media-server.com/mmc/p/xcrhvavg. To participate in the live audio webcast, you can register by visiting https://register.vevent.com/register/BI7e6cdec85e9b461faf33f62f9f521e3e. Once registered, you will have two options to be placed into the call: (i) dial in using the dial-in number and the unique PIN provided upon your registration; or (ii) provide a call-back telephone number. We are first mailing this Information Statement on or about September 23, 2022 to stockholders of record as of the close of business on September 13, 2022, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).

THE BOARD OF DIRECTORS (THE “BOARD”) OF THE COMPANY IS NOT ASKING FOR A PROXY.

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Who Can Vote

Common Stock

As of the Record Date, Brookfield DTLA Holdings LLC, a Delaware limited liability company (“DTLA Holdings”, and together with its affiliates excluding the Company and its subsidiaries, the “Manager”), was the holder of all of the issued and outstanding shares of Common Stock. DTLA Holdings is an indirect partially- owned subsidiary of Brookfield Property Partners L.P. (“BPY”), one of the world’s premier real estate companies and a subsidiary of Brookfield Asset Management Inc. (“Brookfield Asset Management” or “BAM”), a leading global alternative asset manager with approximately $750 billion in assets under management. DTLA Holdings is entitled to vote on the election of five directors, the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and on each other matter properly presented at the Annual Meeting. As of the Record Date, there were 1,000 shares of Common Stock outstanding.

Series A Preferred Stock

Holders of Series A Preferred Stock will not be entitled to vote on any matter at the Annual Meeting. As of the Record Date, there were 9,730,370 shares of Series A Preferred Stock outstanding.

Voting of Shares

DTLA Holdings, the holder of record of all of the issued and outstanding shares of Common Stock as of the close of business on the Record Date, is the only stockholder entitled to vote for each of the five directors to be elected at the Annual Meeting by the holders of Common Stock, the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and each other matter to be voted upon at the Annual Meeting. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Information Statement.

Quorum; Counting of Votes

In order for there to be a vote on any matter at the Annual Meeting, there must be a quorum. In order to have a quorum for the transaction of business by the holders of Common Stock, DTLA Holdings, as the sole holder of Common Stock, must be present in person or by legal proxy. In determining whether there is a quorum, shares held by persons attending the Annual Meeting in person will be counted as present for purposes of determining a quorum. Abstentions are counted as present for determining the presence of a quorum. If we fail to obtain a quorum for the Common Stock, the chair of the Annual Meeting may adjourn the meeting to another place, date or time.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, a representative of the Company, who will separately tabulate affirmative and negative votes and abstentions. There will be no fee associated with these services.

Votes Required to Elect Directors and Adopt Other Proposals

In order to be elected as a director by the holders of Common Stock, a nominee must receive a plurality of all the votes cast by DTLA Holdings at the Annual Meeting. The affirmative vote of a majority of the votes cast by DTLA Holdings is required for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

For purposes of calculating votes cast in the election of directors, votes withheld will not be counted as votes cast “for” or “against” a director and will have no effect on the election of directors. For purposes of calculating votes cast regarding the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, abstentions will not be counted as votes cast “for” or “against” the proposal and will not have an effect on the result of such proposal.

Costs

We will bear the entire cost of the Annual Meeting. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding this Information Statement and other material regarding the Annual Meeting to beneficial owners of our securities.

NO PERSON IS AUTHORIZED ON OUR BEHALF TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS INFORMATION STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE COMPANY’S AFFAIRS SINCE THE DATE OF THIS INFORMATION STATEMENT.

The Company’s principal executive offices are located at 250 Vesey Street, 15th Floor, New York, NY 10281 and its telephone number is (212) 417-7000. References herein to the “Company” refer to Brookfield DTLA Fund Office Trust Investor Inc. and its subsidiaries, unless the context indicates otherwise.

The date of this Information Statement is September 23, 2022.

ELECTION OF DIRECTORS

Under our charter and the Second Amended and Restated Bylaws of the Company, dated August 11, 2014 (the “Amended Bylaws”), other than with respect to the Preferred Directors (as described below under the heading “—Information Regarding the Preferred Directors”), each member of the Board is elected by a vote of the Common Stock and serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, or until such director’s earlier death, resignation or removal. Vacancies among directors elected by the holders of Common Stock may be filled only by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve until the next annual election of directors and until such director’s successor is elected and qualifies.

Information Regarding the Common Stock Directors

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means the five individuals nominated for election as directors by the holders of Common Stock who receive the largest number of votes properly cast by the holders of Common Stock will be elected as directors. Each share of Common Stock is entitled to one vote for each of the director nominees. Cumulative voting is not permitted. It is the intention of DTLA Holdings, the sole holder of all of the issued and outstanding shares of Common Stock, to vote for the election of the nominees named below. If any nominee should become unavailable for election prior to the Annual Meeting, an event which the Board does not currently anticipate, DTLA Holdings will vote for the election of a substitute nominee or nominees proposed by the Board.

G. Mark Brown, Michelle L. Campbell, Murray Goldfarb, Ian Parker and Robert L. Stelzl are the nominees for election to the Board by the holders of Common Stock. Each nominee has consented to be named in this Information Statement and to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. The information below relating to the nominees for election as directors by the holders of Common Stock has been furnished to us by the respective individuals. If elected at the Annual Meeting, Messrs. Brown, Goldfarb, Parker and Stelzl and Ms. Campbell would each serve until the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) and until their respective successors are duly elected and qualifies, or until such director’s earlier death, resignation or removal.

The following table sets forth information regarding the individuals who are the nominees for election as directors of the Company by DTLA Holdings as the sole holder of the Company’s Common Stock:

Name	Age	Position with the Company	Director Since
G. Mark Brown	58	Director (also Chairman of the Board and Principal Executive Officer)	2013
Michelle L. Campbell	51	Director (also Senior Vice President, Secretary)	2014
Murray Goldfarb	47	Director	2018
Ian Parker	58	Director	2017
Robert L. Stelzl	77	Director	2014

Certain members of the Board are employed by the Manager. The Manager manages the Company’s operations and activities, and it, together with the Board and officers, makes decisions on the Company’s behalf. Certain subsidiaries of the Company have entered into arrangements with the Manager, pursuant to which the Manager provides property management and various other services to the Company.

G. Mark Brown has served on the Board since the Company was formed in 2013 and has served as Chairman of the Board and the Company’s Principal Executive Officer since May 2017. Mr. Brown is a Managing Partner in Brookfield Asset Management’s real estate group. He has been employed by the Manager since 2000 in various senior executive roles, including Global Chief Investment Officer. The Board nominated Mr. Brown to serve as a director based on, among other factors, his knowledge of the Company and his experience in commercial real estate.

Michelle L. Campbell has served on the Board since 2014 and has served as Senior Vice President and Secretary of the Company since March 2016 and as Vice President and Secretary of the Company since it was formed in 2013. Ms. Campbell is a Senior Vice President in Brookfield Asset Management’s real estate group and has been employed by the Manager in various legal positions since 2007. The Board nominated Ms. Campbell to serve as a director based on, among other factors, her knowledge of the Company and her experience in legal matters and commercial real estate.

Murray Goldfarb has served on the Board since August 2018. Mr. Goldfarb is a Managing Partner in Brookfield Asset Management’s real estate group. He has been employed by the Manager since 2012. The Board nominated Mr. Goldfarb to serve as a director based on, among other factors, his knowledge of the Company and its affiliates and his experience in legal matters and commercial real estate.

Ian Parker has served on the Board since 2017. Prior to his retirement in July 2020, Mr. Parker served as the Chief Operating Officer of the Company and of Brookfield Properties in the Western U.S. and Canada. He was employed by the Manager in various senior operational roles since 1996. The Board nominated Mr. Parker to serve as a director based on, among other factors, his knowledge of the Company’s affiliates and his experience in commercial real estate.

Robert L. Stelzl has served on the Board since 2014. Mr. Stelzl has served as a member of the board of Brookfield Real Estate Income Trust Inc. since 2021 and Brookfield Residential Properties Inc. since 2011. Mr. Stelzl served on the Van Eck family of mutual funds’ board of trustees and chair of its Governance Committee from 2007 through 2021. Mr. Stelzl is a private real estate investor and investment manager. He currently serves as trustee of several private trusts which hold substantial real estate and other assets. In 2003, he retired from a global real estate investment firm after 14 years as a principal and member of the Investment Committee. The Board nominated Mr. Stelzl to serve as a director based on, among other factors, his experience in commercial real estate.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. BROWN, GOLDFARB, PARKER AND STELZL AND MS. CAMPBELL TO SERVE ON THE BOARD UNTIL THE 2023 Annual MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIES.

Information Regarding the Preferred Directors

As holders of Series A Preferred Stock of the Company did not submit any proposals for the election of directors at the Annual Meeting, Andrew Dakos and Phillip Goldstein will continue to serve on the Board as Preferred Directors until their successors are duly elected and qualifies or, if earlier, until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period in accordance with Maryland law, the Company’s charter and the Amended Bylaws.

Each of Messrs. Dakos and Goldstein, as incumbent directors, has consented to be named in this Information Statement and to continue to serve as a Preferred Director. The information below relating to the incumbent directors has been furnished to us by the respective individuals. The following table sets forth information regarding the incumbent Preferred Directors:

Name	Age	Position	Director Since
Andrew Dakos	56	Director	2017
Phillip Goldstein	77	Director	2017

Andrew Dakos has served on the Board since December 2017, following his election at a Special Meeting of holders of the Company’s Series A Preferred Stock. Mr. Dakos is a Principal of Bulldog Investors, LLP (“Bulldog Investors”), a U.S. Securities and Exchange Commission (“SEC”) registered investment adviser to certain private funds, separately-managed accounts and Special Opportunities Fund, Inc., a New York Stock Exchange (“NYSE”) listed registered closed-end investment company (“Special Opportunities Fund”). He co-manages Bulldog Investor’s investment strategy. Mr. Dakos also serves as President and Director of Special Opportunities Fund, CEO, President, and Chairman of Swiss Helvetia Fund, Inc., and Trustee and President of the High Income Securities Fund. He previously served as Trustee of Crossroads Liquidating Trust (2015-2020).

Phillip Goldstein has served on the Board since December 2017, following his election at a Special Meeting of holders of the Company’s Series A Preferred Stock. Mr. Goldstein is a co-founder and Principal of Bulldog Investors. He is the lead investment strategist for Bulldog Investors. Mr. Goldstein also serves as Chairman of The Mexico Equity and Income Fund, Inc., Chairman of Special Opportunities Fund, Director of Swiss Helvetia Fund, Inc., and Chairman and Secretary of the High Income Securities Fund. He previously served as Director of MVC Capital (2012-2020), and as Trustee of Crossroads Liquidating Trust (2016-2020).

Board Governance Documents

The Board maintains a charter for its Audit Committee, has adopted written policies regarding the Approval of Audit and Non-Audit Services Provided by the External Auditor and has adopted Corporate Governance Guidelines. The Board has also adopted the Code of Business Conduct and Ethics and Personal Trading Policy of Brookfield Asset Management, each applicable to the directors, officers and employees of BAM and its subsidiaries. The Company is an indirect subsidiary of BAM. The Audit Committee Charter, Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company’s website at www.dtlaofficefund.com under the heading “Reports & Filings/Governance Documents” and are also available in print to any person who sends a written request to that effect to the attention of Michelle L. Campbell, Senior Vice President, Secretary, and Director, Brookfield DTLA Fund Office Trust Investor Inc., 250 Vesey Street, 15th Floor, New York, NY 10281.

Director Independence

Because the Series A Preferred Stock is the only publicly listed security of the Company, the Company is treated as a special entity as defined by the NYSE rules on corporate governance (the “NYSE Rules”) and, as such, is not required to comply with most of the NYSE Rules. The Company has chosen to rely on the NYSE Rules’ “special entity exemption” with respect to certain independence requirements. Of the Company’s seven directors, three are currently independent of management, DTLA Holdings and the Manager. The Board has adopted independence standards as part of our Corporate Governance Guidelines, which are available in print to any person who sends a written request to that effect to the attention of our Secretary, as provided for above under the heading “–Board Governance Documents.”

The independence standards contained in the Corporate Governance Guidelines incorporate the categories of relationships between a director and a listed company that would make a director ineligible to be independent according to the standards issued by the NYSE.

In accordance with the NYSE Rules and our Corporate Governance Guidelines, on May 10, 2022, the Board affirmatively determined that each of the following directors is and was independent within the meaning of both the Company’s and the NYSE’s director independence standards, as then in effect:

Andrew Dakos Phillip Goldstein Robert L. Stelzl

The Board has also determined that each of Messrs. Dakos and Stelzl is independent within the meaning of both the Company’s and the NYSE’s director independence standards applicable to members of an Audit Committee. Additionally, Messrs. Dakos and Stelzl satisfy the enhanced independence standards set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to all companies with securities listed on the NYSE.

Board Meetings

The Board held four meetings during the fiscal year ended December 31, 2021. Mr. Brown, Chairman of the Board and Principal Executive Officer, presided as Chairman at all of these meetings. The number of meetings for the Audit Committee is set forth below under the heading “– Board Committees – Audit Committee – Audit Committee Meetings.”

Directors are expected to make best efforts to attend all Board meetings and all meetings of the Audit Committee if they are a member of that committee. All seven directors who were then serving on the Board attended our 2021 annual meeting. During the fiscal year ended December 31, 2021, all of our current directors attended 100% of the total number of meetings of the Board that they were eligible to attend.

During the 2022 calendar year through the date of this Information Statement, the Board met four times and all of our directors attended 100% of the total number of meetings of the Board during such period. Mr. Brown presided as Chairman over all of these meetings.

Board Leadership Structure and Risk Oversight

The Board has the flexibility to determine whether the roles of principal executive officer and Chairman of the Board should be held by the same person or two separate individuals. In connection with the listing of the Series A Preferred Stock on the NYSE, the Board determined that having one person serve as both principal executive officer and Chairman of the Board is in the best interest of the Company’s stockholders. We believe this structure makes the best use of the principal executive officer’s extensive knowledge of the Company and fosters real-time communication between management and the Board. Since 2017, Mr. Brown has served as Chairman of the Board and Principal Executive Officer of the Company.

The Board is actively involved in overseeing the Company’s risk management. Under the Corporate Governance Guidelines, the Board is responsible for assessing the major risks facing the Company and its business and approving and monitoring appropriate systems to manage those risks. Under its charter, the Audit Committee is responsible for reviewing and approving the Company’s policies with respect to risk assessment and management, particularly financial risk exposure, and discussing with management the steps taken to monitor and control risks.

Board Committees

As a special entity under the NYSE Rules, the Board maintains an Audit Committee, but is not required to establish or maintain a Nominating and Corporate Governance Committee or a Compensation Committee.

Audit Committee – General

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is responsible for monitoring the Company’s systems and procedures for financial reporting, risk management and internal controls, reviewing certain public disclosure documents and monitoring the performance and independence of the Company’s external auditors. The Audit Committee is also responsible for reviewing the Company’s annual audited financial statements, unaudited quarterly financial statements and management’s discussion and analysis of the financial condition and results of operations prior to their approval by the full Board. In addition, the Audit Committee is responsible for recommending to the Board the firm of independent registered public accountants to be nominated for appointment as the external auditors, for approving the assignment of any non-audit work to be performed by the external auditors and preparing the report that federal securities laws require to be included in our information statement each year (see page 16 for the Audit Committee Report relating to the financial statements for the most recent year ended). The Audit Committee meets regularly in separate private sessions with the Company’s external auditors, without management present, to discuss and review specific issues as appropriate. The Board has approved a charter of the Audit Committee, and the Audit Committee carries out its responsibilities in accordance with those terms. The charter is available in print to any person who requests it by writing to our Secretary, as provided for above under the heading “– Board Governance Documents.”

Mr. Stelzl is currently Chairman of the Audit Committee and Mr. Dakos is a member of the Audit Committee. Each of Messrs. Stelzl and Dakos is an independent director. Mr. Stelzl has served on the Audit Committee since his election to the Board in 2014 and was also appointed Chair of the Audit Committee in 2014. Mr. Dakos has served on the Audit Committee since March 2018. The composition of the Audit Committee meets NYSE requirements for a special entity. As a special entity under the NYSE Rules, the Board is not required to determine whether any members of the Audit Committee qualify as an “audit committee financial expert” as defined by the SEC. The independent members of the Audit Committee also satisfy the enhanced independence standards applicable to audit committees set forth in Rule 10A-3(b)(1) under the Exchange Act.

Audit Committee Meetings

During the fiscal year ended December 31, 2021, the Audit Committee met four times and all of the directors serving on the Audit Committee attended 100% of the total number of meetings of the Audit Committee that they were eligible to attend during such fiscal year.

During the 2022 calendar year through the date of this Information Statement, the Audit Committee met three times and all of the members of the Audit Committee attended 100% of the total number of meetings of the Audit Committee during such period.

Pre-approval Policies and Procedures of the Audit Committee

Consistent with SEC rules regarding auditor independence, the Company has adopted written policies, which require the Audit Committee or the Chair of the Audit Committee to pre-approve both audit and non-audit services to be performed for us by our independent registered public accounting firm. Any decisions of the Chair of the Audit Committee to pre-approve a permitted service (as defined in the policy) shall be reported to the Audit Committee at each of its regularly scheduled meetings. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm. The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified services. During the fiscal year ended December 31, 2021, all audit and non-audit services provided to us by Deloitte & Touche LLP were pre-approved by the Audit Committee.

Qualifications of Director Nominees

The Board has not set forth minimum qualifications for Board nominees. However, under our Corporate Governance Guidelines, director nominees must have, among other criteria, an understanding of the Company’s principal operational and financial objectives, plans and strategies, financial position and performance as well as the performance of the Company relative to its principal competitors. The Board has not adopted any formal policy regarding an attempt to maintain a pre-determined mix of backgrounds of the Board nominees as such backgrounds related to education, geography, race, gender, national origin or other factors have no bearing on expertise. Rather, the Board looks to that level and type of experience, expertise and credentials of our nominees that the Company determines are necessary or desirable for the Board at the time.

Process for Considering Director Nominees

The Board has proposed a slate of nominees to the holders of Common Stock for re-election at the Annual Meeting at which directors are to be re-elected consisting of nominees who, in the exercise of the Board’s judgment, the Board has found to be well qualified and willing and available to serve. The basis for the Board’s recommendation of each of Messrs. Brown, Goldfarb, Parker and Stelzl and Ms. Campbell is described above in the respective director’s biography.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Board may fill such vacancy with a director who, in the exercise of the Board’s judgment, the Board has found to be well qualified and willing and available to serve. However, if such vacancy relates to a director elected by the holders of Series A Preferred Stock, according to the Articles Supplementary for the Series A Preferred Stock (the “Articles”), the vacancy may be filled by the remaining Preferred Director or, if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock. A special meeting of the holders of the Series A Preferred Stock shall be called upon written request of the holders of record of at least 10% of the outstanding shares of the Series A Preferred Stock. Such special meeting shall be held not less than ten and not more than 45 days after the date such written request is provided to the Company. In order to elect Preferred Directors at any annual or special meeting, a quorum, which is the holders of one-third of the Series A Preferred Stock, must be present in person or by proxy.

In addition, to the extent the Company is legally required by contract or otherwise to permit a third party to nominate one or more of the directors to be elected (for example, pursuant to rights contained in the Articles to elect directors upon non-payment of dividends), then the nomination or election of such directors shall be governed by such requirements. Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by our directors, management or other parties are evaluated.

Manner by Which Stockholders May Nominate Director Candidates for Election at the Next Annual Meeting

The Board will consider Preferred Director candidates properly nominated for election at the 2022 Annual Meeting in accordance with the Amended Bylaws by holders of Series A Preferred Stock received at least 90 days before the first anniversary of this year’s date of mailing of this Information Statement but no more than 120 days prior to such date. All nominations should be directed in writing to Michelle L. Campbell, Secretary, Brookfield DTLA Fund Office Trust Investor Inc., 250 Vesey Street, 15th Floor, New York, NY 10281. Each holder of Series A Preferred Stock nominating a person as a Preferred Director candidate should provide us with the information required by Article II, Section 2 of the Amended Bylaws so that the Board may determine, among other things, whether the nominated director candidate is independent from the stockholder, or each member of the stockholder group, that has nominated the director candidate. These requirements include the following:

•	If the nominating stockholder or any member of the nominating stockholder group is a natural person, whether the nominated Preferred Director candidate is the nominating stockholder, a member of the nominating stockholder group, or a member of the immediate family of the nominating stockholder or any member of the nominating stockholder group;
•	If the nominating stockholder or any member of the nominating stockholder group is an entity, whether the nominated Preferred Director candidate or any immediate family member of the nominated director candidate is or has been at any time during the current or preceding calendar year an employee of the nominating stockholder or any member of the nominating stockholder group;
•	Whether the nominated director candidate or any immediate family member of the nominated Preferred Director candidate has accepted, directly or indirectly, any consulting, advisory, or other compensatory fees from the nominating stockholder or any member of the group of nominating stockholders, or any of their respective affiliates, during the current or preceding calendar year;
•	Whether the nominated Preferred Director candidate is an executive officer or director (or person fulfilling similar functions) of the nominating stockholder or any member of the nominating stockholder group, or any of their respective affiliates; and
•	Whether the nominated Preferred Director candidate controls the nominating stockholder or any member of the nominating stockholder group.

The nominating stockholder may also be asked by the Board to provide supplemental information to enable the Board to determine whether the nominated Preferred Director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an independent director and (iii) satisfies the standards for our directors set forth above under the heading “– Qualifications of Director Nominees.” In addition, the nominating stockholder should include the consent of the nominated Preferred Director candidate in the information provided to us and the nominated Preferred Director candidate will need to make himself or herself reasonably available to be interviewed by the Board. The Board will consider all nominated Preferred Director candidates properly submitted to it in accordance with these procedures and the requirements of our charter and the Amended Bylaws. The Board will not consider any Preferred Director candidate if such candidate’s candidacy or, if elected, Board membership, would violate controlling federal or state law.

Communications with the Board

Stockholders or other interested persons wishing to communicate with the Board may send correspondence directed to the Board, c/o Michelle L. Campbell, Senior Vice President, Secretary and Director, Brookfield DTLA Fund Office Trust Investor Inc., 250 Vesey Street, 15th Floor, New York, NY 10281. Ms. Campbell will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to our management. Ms. Campbell will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Ms. Campbell will forward all such communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate. Correspondence intended for our non-management directors as a group should be delivered to the address above, “Attention: Non-Management Directors, c/o Michelle L. Campbell, Secretary.”

Compensation of Directors

The following table summarizes the compensation earned by each of our independent directors, Messrs. Dakos, Goldstein, and Stelzl, and non-independent director, Mr. Parker, during the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Andrew Dakos (1)	70,000	-	-	-	-	70,000
Phillip Goldstein (1)	60,000	-	-	-	-	60,000
Robert L. Stelzl (1)	70,000	-	-	-	-	70,000
Ian Parker (1)	60,000	-	-	-	-	60,000

(1)	Consists of an annual retainer fee of $60,000 and, in case of Messrs. Dakos and Stelzl, an additional $10,000 annual Audit Committee Fee.

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Our executive officers are employed and compensated by the Manager and, consequently, this Information Statement does not include executive compensation disclosure pursuant to Item 402 of Regulation S- K of the U.S. Securities Act of 1933 (“Item 402”), including the Compensation Discussion and Analysis section, the compensation tables and other narrative executive compensation disclosure required by Item 402. The Company is not required to hold a non-binding advisory stockholder “say-on-pay” vote on the compensation of our executive officers, as such a vote is required only when proxies are being solicited from stockholders.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has recommended to the Board that it select Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by DTLA Holdings as the sole holder of Common Stock at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since our inception in 2013.

Principal Accounting Fees and Services

The following table summarizes the aggregate fees billed to the Company for professional services rendered by its independent registered public accounting firm, Deloitte & Touche LLP (PCAOB ID No. 34), for the fiscal years ended December 31, 2021 and 2020:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Audit fees (1)	$799,000	$771,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
	$799,000	$771,000

(1)	Audit fees consist of fees for professional services provided in connection with the audits of the Company’s annual consolidated financial statements, audits of the Company’s subsidiaries required for statute or otherwise and the performance of interim reviews of the Company’s quarterly unaudited condensed consolidated financial statements.

Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm by holders of Common Stock is not required by the Amended Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to DTLA Holdings as the sole holder of Common Stock for ratification as a matter of corporate practice. Although it is expected that DTLA Holdings will ratify the selection, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s best interests.

Representatives of Deloitte & Touche LLP that are currently advising the Company for the fiscal year ended December 31, 2022 are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and such representatives will be expected to be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast by the holders of Common Stock at the Annual Meeting is required for the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

PRINCIPAL STOCKHOLDERS

As of September 13, 2022, DTLA Holdings owns 100% of the issued and outstanding shares of the Company’s Common Stock.

SECURITY OWNERSHIP OF OUR DIRECTORS AND EXECUTIVE OFFICERS

As of September 13, 2022, none of the Company’s directors or executive officers owns any Common Stock.

EXECUTIVE OFFICERS OF THE REGISTRANT

Our current executive officers are as follows:

Name	Age	Position	Executive Officer Since
G. Mark Brown	58	Director (also Chairman of the Board and Principal Executive Officer)	2017
Bryan D. Smith	52	Chief Financial Officer	2018

G. Mark Brown was appointed Chairman of the Board and Principal Executive Officer in May 2017. He has served on the Board since the Company was formed in 2013. Mr. Brown is a Managing Partner in Brookfield Asset Management’s real estate group. He has been employed by the Manager since 2000, and has held various senior executive roles, including Global Chief Investment Officer. The Board appointed Mr. Brown as Chairman of the Board and Principal Executive Officer based on, among other factors, his knowledge of the Company and his experience in commercial real estate.

Bryan D. Smith was appointed as Chief Financial Officer of the Company in August 2018. Mr. Smith is a Managing Director in Brookfield Asset Management’s real estate group, and has been employed by the Manager since March 2018. Prior to joining BAM, Mr. Smith was the Chief Financial Officer of the U.S. real estate business at a global private equity firm and also held various accounting roles in global accounting and financial services firms. The Board appointed Mr. Smith as Chief Financial Officer based on, among other factors, his experience in finance and commercial real estate.

Compensation Discussion and Analysis

The Company does not directly employ any of the persons responsible for managing its business. The Manager, through DTLA Holdings, manages our operations and activities, and it, together with the Board and officers, makes decisions on our behalf. Our executive officers are employed by the Manager and we do not directly or indirectly pay any compensation to them. The compensation of the executive officers is set by the Manager and we have no control over the determination of their compensation. Our executive officers participate in employee benefit plans and arrangements sponsored by the Manager. We have not established any employee benefit plans or entered into any employment agreements with any of our executive officers. In determining the total compensation paid to our executive officers, the Manager considers, among other things, its business, results of operations and financial condition taken as a whole.

COMPENSATION RISK ASSESSMENT

The Company believes that the compensation policies and practices of the Company, and of the Manager with respect to the executive officers of the Company, appropriately balance risk in connection with the achievement of annual and long-term goals and that they do not encourage unnecessary or excessive risk taking.

The Company believes that the compensation policies and practices of the Company, and of the Manager with respect to the executive officers of the Company, are not reasonably likely to have a material adverse effect on its financial position or results of operations.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and its internal control over financial reporting and for reviewing the Company’s quarterly financial statements.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2021 with the Company’s management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with Deloitte & Touche LLP the overall scope of, and plans for, its audit. The Audit Committee regularly meets with Deloitte & Touche LLP, both with and without management present, to discuss the results of its audit and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the Company’s management and by Deloitte & Touche LLP. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed with the Audit Committee in accordance with standards established by the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rules 3526, Communication with Audit Committees Concerning Independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10- K for the year ended December 31, 2021, filed with the SEC on March 24, 2022. This report is provided by the following independent directors, who comprise the Audit Committee:

Robert L. Stelzl, Chair Andrew Dakos

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

Under the Company’s Corporate Governance Guidelines, each director is required to inform the Board of any potential or actual conflicts, or what might appear to be a conflict of interest he or she may have with the Company. If a director has a personal interest in a matter before the Board or a committee, he or she must not participate in any vote on the matter except where the Board or the committee has expressly determined that it is appropriate for him or her to do so. Under BAM’s Code of Business Conduct and Ethics, officer and employee conflicts of interest are generally prohibited as a matter of Company policy.

Management Agreements

Certain subsidiaries of Brookfield DTLA have entered into arrangements with the Manager, pursuant to which the Manager provides property management and various other services. The following table presents the basis of fees incurred to the Manager and Brookfield affiliates during the fiscal year ended December 31, 2021:

Fee Type	Affiliate	Fee Description
Property management	The Manager	2.75% of rents collected (as defined in the management agreements)
Asset management	BPY and BAM	0.75% of DTLA Holdings’ invested equity in Brookfield DTLA’s properties
Leasing	The Manager and Brookfield affiliates	1.00% to 4.00% of expected rents, depending on the terms of the lease and whether a third-party broker was paid a commission for the transaction
Construction management	The Manager	3.00% of hard and soft construction costs
Development management	Other	3.00% of hard and soft construction costs
Entitlement	Other	20.00% of the entitlement costs incurred by Bank of America Plaza, if the entitlement budget is less than $3,000,000

A summary of fees and costs incurred by the applicable subsidiaries of the Company under these arrangements for the fiscal year ended December 31, 2021 is as follows (in thousands):

For the Year Ended December 31, 2021
Property management	$8,037
Asset management	6,166
Leasing	1,607
Construction management	400
Development management (1)	1,881
Entitlement	639
General, administrative and reimbursable expenses	2,807

(1)	Amount presented is calculated by applying the Company’s ownership interest percentage in the unconsolidated real estate joint venture as of year end to the costs incurred during the year.

Insurance Agreements

Properties held by certain subsidiaries and affiliates of the Company are covered under insurance policies entered into by the Manager. Insurance premiums for the Company’s properties are paid by the Manager. The Company reimburses the Manager for the amount of fees and expenses related to such policies that have been allocated to the Company’s properties as determined by the Manager in its reasonable discretion taking into consideration certain facts and circumstances, including the value of the Company’s properties.

A summary of the costs incurred by the applicable subsidiaries and affiliates of the Company under this arrangement for the fiscal year ended December 31, 2021 is as follows (in thousands):

For the Year Ended December 31, 2021
Insurance expense (1)	$12,473

(1)	An affiliate of BAM secures insurance policies for the Company through third-party brokers and insurance companies and charges the Company a fee for the services it provides. Fees charged vary but will not exceed 2.50% of the total net insurance premiums of the Company and its covered properties. Effective November 1, 2021, this affiliate of BAM ceased charging such fee. Fees incurred for these services totaled $244 thousand during the year ended December 31, 2021. Additionally, the Company’s terrorism insurance coverage is purchased through a captive facility that is an affiliate of BPY. Insurance premiums incurred totaled $129 thousand during the year ended December 31, 2021.

Other Related Party Transactions with BAM Affiliates

A summary of the impact of related party transactions with BAM affiliates by the applicable subsidiaries of the Company for the fiscal year ended December 31, 2021 is as follows (in thousands):

For the Year Ended December 31, 2021
Lease income (1)	$13,343
Parking revenue (1)	1,001
Rental property operating and maintenance expense (2)	318
Interest expense (3)(4)	2,201

(1)	In September 2019, BAM acquired a significant interest in Oaktree Capital Group, LLC (“Oaktree”), an existing tenant at Wells Fargo Center-North Tower. Lease income and parking revenue from Oaktree and its subsidiaries have been reported as related party transactions since the date of acquisition by BAM.
(2)	Amounts presented are for purchases of chilled water for air conditioning at one of the Company’s properties supplied by an affiliate of BAM. In July 2021, such supplier was acquired by third parties.

(3)	A subsidiary of Oaktree is the lender of the $35.0 million mezzanine loan secured by Wells Fargo Center-North Tower. Interest payable to the lender totaled $84 thousand as of December 31, 2021 and is reported as part of accounts payable and other liabilities in the consolidated balance sheets. Interest expense on this loan has been reported as a related parted party transaction since the date of acquisition by BAM.
(4)	In February 2021, BAM purchased $18.2 million of commercial mortgage-backed securities (“CMBS”) secured by the Gas Company Tower loans in the open market. The CMBS are payable in monthly installments over a two-year period at a fixed interest rate of 2.50%. The Transaction was conducted on an arm’s length basis at fair market value. During the year ended December 31, 2021, the Company incurred interest expense of $391 thousand on this CMBS to BAM. In September 2021, this CMBS was sold to Brookfield Asset Management Reinsurance Partners Ltd., an affiliate of BAM.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and beneficial owners of more than 10% of a registered class of its equity securities, file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

Based on our review of the copies of all Section 16(a) forms received by us and other information, we believe that with regard to the fiscal year ended December 31, 2021, all of our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company’s proxy statement and for consideration at the Company’s next Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2022 Notice of Annual Meeting, your proposal must be received by the Company no later than 90 days before the first anniversary of the prior year’s date of mailing of the notice of the preceding year’s annual meeting, but no more than 120 days prior to such date, and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, we reserve the right to omit from any proxy statement or any annual or special meeting, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act. The Series A Preferred Stock is the only publicly listed security of the Company and, under our charter and the Amended Bylaws, holders of Series A Preferred Stock generally have no voting rights other than with respect to the election of Preferred Directors.

Therefore, stockholders other than DTLA Holdings generally may not vote on proposals at the Company’s annual meetings or special meetings, other than the election of Preferred Directors.

Under the Articles, at any time when holders of Series A Preferred Stock have the right to elect Preferred Directors, a proper officer of the Company may, upon written request of the holders of 10% or more of the outstanding shares of Series A Preferred Stock, call a special meeting of the holders of Series A Preferred Stock for the purpose of electing Preferred Directors. The Company must then mail to record holders of Series A Preferred Stock a notice of such special meeting to be held not less than ten and not more than forty-five days after the date such notice is given unless such notice was received within ninety days of the date of the upcoming annual meeting of the Company and which complies with the advance notice provisions in our Amended Bylaws, in which case the election of the Preferred Directors will take place at an annual meeting of the Company and the Company will not call for a special meeting. To be elected at an annual or special meeting, Preferred Directors must receive a plurality of all the votes cast by the Series A Preferred Stockholders at such meeting.

Additional Information

The Board does not intend to bring, and knows of no one intending to bring, any matter before the holders of the Common Stock at the Annual Meeting other than the matters described herein.

Householding of Information Statement Materials

SEC rules permit us to deliver a single copy of this Information Statement, our Annual Report or Notice of Annual Meeting, as applicable, to one address shared by two or more of our stockholders. This process, which is commonly referred to as “householding,” can result in cost savings for the Company. A single Notice of Annual Meeting and this Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders prior to the mailing date.

We agree to deliver promptly, upon request, a separate copy of this Information Statement or Annual Report, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered, at no cost to the stockholder. If you want to receive a paper or e-mail copy of these documents, you must send a written request to that effect to the attention of Michelle L. Campbell, Senior Vice President, Secretary, and Director, Brookfield DTLA Fund Office Trust Investor Inc., 250 Vesey Street, 15th Floor, New York, NY 10281.

Any stockholder who currently receives multiple copies of Information Statement materials at his, her or its address and would like to request householding of any communications should contact the Company using the contact information above.

Available Information

We file our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K, Proxy Statements (if any), Information Statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC. The SEC maintains a website that contains reports, proxy details and other information regarding issuers that file electronically with the SEC at www.sec.gov. Stockholders may also obtain a copy of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements (if any), Information Statements and amendments to those reports by sending a written request to that effect to the attention of Michelle L. Campbell, Senior Vice President, Secretary, and Director, Brookfield DTLA Fund Office Trust Investor Inc., 250 Vesey Street, 15th Floor, New York, NY 10281.

If you have any questions regarding this Information Statement, please contact the Company at the address above or at (212) 417-7000.

By Order of the Board of Directors,

/s/ Michelle L. Campbell
Michelle L. Campbell, Secretary September 23, 2022